Exhibit 99.1
Media Contacts:
Teresa Stubbs
MedAvant Healthcare Solutions
812-206-4332
tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES IT HAS CLOSED THE SALE OF ITS BUSINESS TO
MARLIN EQUITY PARTNERS
ATLANTA, GA.—(PRIME NEWSWIRE)—September 18, 2008 — MedAvant Healthcare Solutions (MedAvant), a leader in healthcare technology and transaction services, today announced that it has closed the sale of its business to Marlin Equity, a private equity firm with more than $300M under management.
“Building long-term value is our core investment strategy,” said George Kase, Partner, of Marlin Equity. “And this is our plan with MedAvant. The company will continue its long-term commitment to providing its clients with quality services and support,” said Kase. “The relationship with Marlin Equity Partners will enable MedAvant to pursue an aggressive growth strategy.”
“We are very pleased with the results of our reorganization process and our new partnership with Marlin Equity,” said Peter Fleming, MedAvant’s Interim Chief Executive Officer. “During the past year we have divested our non-core business lines in order to focus on our electronic data interchange business. In addition, we needed to transform our balance sheet in order to provide the company with the freedom it needs to operate in this market. Lastly, we needed a new financial partner to invest capital toward the growth of our company. We have accomplished all of these objectives and we are now 100% focused on building a new, stronger company.”
About MedAvant Healthcare Solutions
MedAvant is a national connectivity network that connects payers with providers in a real-time environment for the purpose of transparently messaging administrative, financial and clinical information in order to lower total administrative costs, improve payer, provider and member relationships, and to ultimately improve clinical outcomes.
For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
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